SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CCSB FINANCIAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CCSB Financial Corp.

1178 West Kansas

Liberty, Missouri 64068

(816) 781-4500

December 27, 2005

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of CCSB Financial Corp. (the “Company”), which will be held at the Company’s main office located at 1178 West Kansas, Liberty, Missouri, at 10:00 a.m., local time, on Thursday, February 2, 2006.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company and Clay County Savings Bank (“Clay County Savings”), the wholly owned subsidiary of the Company. Directors and officers of the Company and Clay County Savings will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of three directors, and the ratification of the appointment of independent auditors for the fiscal year ending September 30, 2006. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ JOHN R. DAVIS
Chairman, President and Chief Executive Officer

CCSB Financial Corp.

1178 West Kansas

Liberty, Missouri 64068

(816) 781-4500

NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 2, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of CCSB Financial Corp. (the “Company”) will be held at the Company’s main office located at 1178 West Kansas, Liberty, Missouri, on Thursday, February 2, 2006, at 10:00 a.m., local time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three directors;

2.	The ratification of BKD, LLP, as independent auditors for the fiscal year ending September 30, 2006; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 9, 2005, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s main office located at 1178 West Kansas, Liberty, Missouri for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

/s/ DEBORAH A. JONES
Secretary

Liberty, Missouri

December 27, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

CCSB Financial Corp.

1178 West Kansas

Liberty, Missouri 64068

(816) 781-4500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 2, 2006

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CCSB Financial Corp. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Company’s main office located at 1178 West Kansas, Liberty, Missouri, on Thursday, February 2, 2006, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about December 27, 2005.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the proposals set forth in this proxy statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Secretary of the Company at the address of the Company shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES

Holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as of the close of business on December 9, 2005 (the “Record Date”) are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 916,945 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. Broker non-votes and proxies marked abstain will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the three nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for all of the nominees or any individual nominee being proposed. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of BKD, LLP, as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on such proposal. Under the Company’s Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of December 9, 2005, the shares of Common Stock beneficially owned by persons who beneficially own more than five percent of the Company’s issued and outstanding shares of Common Stock:

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Clay County Savings Bank Employee Stock Ownership Plan (1) 1178 West Kansas Liberty, MO 64068	78,292	8.54%

John R. Davis (2) 1178 West Kansas Liberty, MO 64068	47,449	5.11

(1)	The amount reported represents shares held by the Employee Stock Ownership Plan (“ESOP”), 13,137 shares of which have been allocated to accounts of participants as of the record date. First Bankers Trust Company, N.A. of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP, which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP’s suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2)	Amounts include shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the individual may be deemed to have sole or shared voting and/or investment power. The amounts include 9,395 shares of restricted stock awarded under the 2004 Recognition and Retention Plan whether or not vested, options to purchase 11,159 shares of common stock which vest within 60 days of December 9, 2005, and 1,463 shares allocated under the ESOP for Mr. Davis.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven (7) members. The Company’s Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Keith A. Oberkrom, William J. Turpin, and Mario Usera for election as Directors.

The following table sets forth certain information, as of December 9, 2005, regarding the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected. The table below also sets forth certain information regarding executive officers who are not Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

NOMINEES LISTED IN THIS PROXY STATEMENT

Names	Position(s) held with the Company	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficial Owned on the Record Date (2)		Percent of Class
NOMINEES:

Keith A. Oberkrom	Director	58	1992	2006	13,830	(3)	1.50%
William J. Turpin	Director	86	1985	2006	26,770	(3)	2.90
Mario Usera	Director, Executive Vice President and Chief Financial Officer	45	2002	2006	40,078	(4)	4.32

DIRECTORS CONTINUING IN OFFICE:

John R. Davis	Chairman of the Board, President and Chief Executive Officer	59	1992	2008	47,449	(5)	5.11
John R. Cooper	Director	80	1969	2008	30,040	(3)	3.26
George A. McKinley	Director	69	1996	2007	26,770	(3)	2.90
Robert A. Whipple	Director	75	1978	2007	12,070	(3)	1.31

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

Deborah A. Jones	Senior Vice President, Secretary and Treasurer	50	N/A	N/A	20,716	(6)	2.24
Debra S. Coltman	Senior Vice President and Assistant Secretary	53	N/A	N/A	36,010	(7)	3.89
All directors and executive officers as a group (9 persons)					253,733	(8)	25.91%

(1)	Includes initial appointment to the Board of Directors of Clay County Savings.

(2)	Amounts include shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the individual or the group members may be deemed to have sole or shared voting and/or investment power. The amounts include shares of restricted stock awarded under the 2004 Recognition and Retention Plan whether or not vested, and options to purchase shares of common stock which vest within 60 days of December 9, 2005.

(3)	Includes 4,890 stock options and 1,880 shares of restricted stock for Messrs. Cooper, McKinley, Oberkrom, Turpin and Whipple.

(4)	Includes 10,189 stock options, 7,800 shares of restricted stock and 1,076 shares allocated under the ESOP for Mr. Usera.

(5)	Includes 11,159 stock options, 9,395 shares of restricted stock and 1,463 shares allocated under the ESOP for Mr. Davis.

(6)	Includes 8,269 stock options, 4,250 shares of restricted stock and 937 shares allocated under the ESOP for Ms. Jones.

(7)	Includes 8,269 stock options, 4,250 shares of restricted stock and 915 shares allocated under the ESOP for Ms. Coltman.

(8)	Includes 62,336 stock options, 35,095 shares of restricted stock and 4,391 shares allocated under the ESOP for all directors and executive officers as a group.

The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

Keith A. Oberkrom. Mr. Oberkrom has served as an underwriter for First American Title since February 2004. From May 1997 to February 2004, he served as the District Manager for ATI Title Co.

William J. Turpin. Mr. Turpin is an attorney with the Wherritt and Turpin law firm, located in Liberty, Missouri, where he has been practicing for approximately 50 years. He also serves as the Vice Chairman of Clay County Savings.

Mario Usera. Mr. Usera joined Clay County Savings in June 1997 as Vice President. He was named Executive Vice President in October 1999. In that capacity, he is responsible for assisting Mr. Davis in overseeing the operations of Clay County Savings. Previously, Mr. Usera was employed in various capacities by the Office of Thrift Supervision from 1982 until January 1997.

John R. Davis. Mr. Davis was named Chairman of the Board at the initial meeting of the Company. He has been employed by Clay County Savings in various capacities continuously since 1981, and has served as President and Chief Executive Officer since 1986. He had previously been employed by Clay County Savings as a loan officer from April 1973 to December 1975. As President and Chief Executive Officer, he is responsible for overseeing the day to day operations of Clay County Savings.

John R. Cooper. Mr. Cooper was the owner and President of Cooper Insurance Agency, Inc., located in Liberty, Missouri, from 1960 until September 2002. He is now retired. He also serves as the Chairman of Clay County Savings.

George A. McKinley. Mr. McKinley has been the owner and President of Al McKinley, Inc., a construction company located in Liberty, Missouri, since 1980.

Robert A. Whipple. Prior to his retirement in 1995, Mr. Whipple was the co-owner and co-publisher of the Whipple Printing Company, located in Kearney, Missouri, which publishes the Kearney Courier.

Executive Officers Who are Not Directors

Deborah A. Jones. Ms. Jones has been employed by Clay County Savings in various capacities since 1977, and has served as Senior Vice President, Secretary and Treasurer since October 2001. Prior to that time, she served as Vice President and Treasurer from July 1989 to October 2001, and she has also served as Secretary since March 1999.

Debra S. Coltman. Ms. Coltman has been employed by Clay County Savings in various capacities since 1974. She has served as Senior Vice President and Chief Lending Officer since October 2001. From June 1978 to October 2001, she served as Vice President/Lending. She has also served as Assistant Secretary since 1975.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that Messrs. Cooper, McKinley, Oberkrom, Turpin and Whipple, are “independent directors” within the meaning of such standards.

The Board of Directors has adopted a policy that the independent directors of the Board shall meet in executive session periodically, which meetings may be held in conjunction with regularly scheduled Board meetings.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company meets quarterly, or more often as may be necessary. The Board of Directors of Clay County Savings meets monthly. Both the Board of Directors of the Company and Clay County Savings have an Audit Committee, a Compensation Committee and a Nominating Committee. Although the Company has no formal policy requiring board attendance at the annual meeting of stockholders, all of our directors attended last year’s annual meeting.

The Board of Directors of the Company met eight times during fiscal 2005 and the Board of Directors of Clay County Savings met 13 times during fiscal 2005. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he served during fiscal 2005, including Board and committee meetings of Clay County Savings in which he served.

The Audit Committee. The Audit Committee of the Company consists of Messrs. McKinley (Chairman), Cooper, Oberkrom, Turpin and Whipple. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The Audit Committee meets on a quarterly basis and as otherwise required to review audit programs and reports as well as other regulatory compliance issues.

Based on its review of the criteria of an audit committee financial expert under the rules adopted by the SEC, the Board of Directors does not believe that any member of the Audit Committee qualifies as an audit committee financial expert. At this time, the Board of Directors believes it would be desirable for the Audit Committee to have an audit committee financial expert serving on the Committee. While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters. The Audit Committee also has the authority to approve the annual engagement of the independent auditor for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditor the Company’s annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

The Audit Committee of the Company met five times during fiscal 2005. The Company’s Board of Directors adopted a written charter for the Audit Committee of the Company. We have filed copies of the charter with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. The charter also is available at the Company’s website at http://www.claycountysavings.com/.

The Compensation Committee. The Compensation Committee of both the Company and Clay County Savings is currently composed of all Directors except Directors Davis and Usera. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Since all salaries and compensation, other than stock-based compensation, are currently paid by the subsidiary bank, the Committee of the subsidiary bank is responsible for evaluating the performance of the principal officers and employees to determine the compensation and benefits to be paid to such persons. The Committee of the Company is responsible for administering the Company’s 2004 Stock Option Plan and 2004 Recognition and Retention Plan. The Compensation Committee of Clay County Savings met two times during fiscal 2005. The Compensation Committee of the Company met three times during fiscal 2005.

The Nominating Committee. The Nominating Committee of the Company currently consists of Messrs. Cooper (Chairman), McKinley, and Whipple. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Committee. We have filed copies of the charter with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. This charter is also available at the Company’s website at http://www.claycountysavings.com/. The Company’s Nominating Committee met one time during fiscal 2005.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership; and

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders

The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary at 1178 West Kansas, Liberty, Missouri 64068. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company at 1178 West Kansas, Liberty, Missouri 64068, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

The Board of Directors has adopted an Internal Code of Ethics that applies to all of the Company’s officers, directors and employees, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (collectively the “Codes”). The Codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. We have filed copies of the Code of Ethics with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The Code of Ethics is available on the Company’s website at http://www.claycountysavings.com/. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Audit Committee Report

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management, and the independent auditors, the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2005;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and be filed with the SEC. In addition, the Audit Committee appointed BKD, LLP as the Company’s independent auditors for the year ending September 30, 2006, subject to the ratification of this appointment by the stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee

George A. McKinley (Chairman)	John R. Cooper	Robert A. Whipple
Keith A. Oberkrom (Secretary)	William J. Turpin

Compensation of Directors

Fees. Directors of the Company, except the Chairman, receive an annual retainer fee of $4,200, regardless of the number of meetings attended. John R. Davis, the Chairman of the Board of the Company, receives an annual fee of $5,400. Members of the Audit Committee of the Company, except the Chairman, receive an annual retainer fee of $4,200. George A. McKinley, the Chairman of the Audit Committee, receives an annual fee of $5,400. Directors of Clay County Savings, except the Chairman, receive an annual retainer fee of $4,200, regardless of the number of meetings attended. John R. Cooper, the Chairman of the Board of Clay County Savings, receives an annual fee of $5,400. Members of the Compensation Committee of Clay County Savings, except the Chairman, receive an annual retainer fee of $600. John R. Cooper, the Chairman of the Compensation Committee, receives an annual fee of $1,200. No other committee fees are paid by the subsidiary bank and Directors who are also employees of the subsidiary bank do not receive board fees from the subsidiary bank.

Stock Benefit Plans. Following stockholder approval of the stock benefit plans at the 2004 annual meeting of stockholders, each member of the Board of Directors received awards pursuant to the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan. For additional information regarding awards to directors under such plans, see “Benefit Plans—Stock Option Plan” and “—Recognition and Retention Plan.”

Executive Compensation

The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse Clay County Savings for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than Clay County Savings.

The following table sets forth the compensation paid or accrued by Clay County Savings for services rendered by John R. Davis, the Chief Executive Officer of Clay County Savings, during fiscal 2005, 2004 and 2003. Except for Mr. Davis, no executive officer earned in excess of $100,000 during fiscal 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)			Options/ SARs (#)		All Other Compensation (1) ($)
John R. Davis Chief Executive Officer	2005 2004 2003	$ $ $	113,997 109,425 104,700	$ $ $	— — 5,905	$ $ $	— — —	$ $	— 149,850 —	(2)	— 24,450 —	(3)	$ $ $	8,220 3,283 3,319

(1)	Includes Director’s Fees from the Company and 401(k) matching contribution from Clay County Savings. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported.

(2)	Represents awards of restricted stock under the Company’s 2004 Recognition and Retention Plan with a market value of $15.95 per share on January 21, 2004, the date of grant. Mr. Davis received an award for 9,395 shares, which award vests in equal installments at a rate of 20% per year beginning on December 1, 2004. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. The aggregate value of the 9,395 shares of restricted stock awarded to Mr. Davis, including both vested and unvested shares, as of September 30, 2004 was $129,181, based upon a closing price of $13.75 per share on September 30, 2004.

(3)	On January 21, 2004, pursuant to the Company’s 2004 Stock Option Plan, Mr. Davis was awarded options to purchase 24,450 shares of Common Stock. Options to purchase 4,890 shares and 6,269 shares vested on December 1, 2004 and 2005, respectively. Options to purchase 6,269 shares will vest on December 1, 2006 and 2007, and options to purchase 753 shares will vest on December 1, 2008. The exercise price of such options is $15.95 per share, the fair market value of the underlying shares on January 21, 2004, the date of grant.

Benefit Plans

General. Clay County Savings currently provides health care benefits, including medical, disability and group life insurance, subject to certain deductibles and copayments, for its full time employees.

401(k) Plan. Clay County Savings maintains the Clay County Savings Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), which is a qualified, tax-exempt profit sharing plan with a cash or deferred feature under Section 401(k) of the Internal Revenue Code. Employees are eligible to become participants in the 401(k) Plan on the first day of the month following completion of twelve months of employment during which they completed at least 1,000 hours of service with Clay County Savings.

Under the 401(k) Plan, participants are permitted to make salary reduction contributions to the plan in amounts of up to 75% of their “plan salary”. For these purposes, “plan salary” includes the participant’s total taxable salary up to $200,000 as reported on the Form W-2, exclusive of any compensation deferred from a prior year and including contributions made to a 401(k) plan or Section 125 cafeteria plan. The participants’ salary reduction contributions will be matched by Clay County Savings, up to 50% of the participants’ first 6% of compensation contributed to the 401(k) Plan. Participants are at all times fully vested in their contributions to the 401(k) Plan and in the employer matching contributions credited to their accounts.

The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options, including the Company’s Common Stock.

Upon termination of employment, 401(k) Plan benefits will be paid to a participant in a lump sum; however, if the participant’s account equals or exceeds $500, the participant may elect to be paid in annual installments, with the right to take in a lump sum the vested balance of his account at any time during such payment period.

Employment Agreements. Clay County Savings has entered into employment agreements with Messrs. Davis and Usera. Each of these agreements has a term of three years. Once a year, the disinterested members of the board of directors will conduct a performance evaluation of the executives and may renew the agreements for an additional year so that the remaining term will be three years, subject to termination on notice as provided in the agreements. Under the agreements, the fiscal 2005 base salaries for Messrs. Davis and Usera were $115,000 and $90,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment, in an amount equal to the compensation payable to each executive for the remaining term of the agreement. For these purposes, compensation includes (A) the highest annual rate of base salary paid to the executives at any time under the employment agreements and (B) the greater of (x) the average annual cash bonus awarded to them during the three completed fiscal years prior to the termination, or (y) the cash bonus paid to them with respect to the fiscal year ended prior to the termination, and (C) any other compensation paid to or on behalf of the executives during the twelve months preceding the executives’ termination, including the amount of any benefits credited, accrued or received pursuant to any employee benefit plan other than a welfare plan. The sum of these amounts will be divided by twelve and multiplied by the number of full months in the remaining term of the agreement (rounding up for a partial month). The executives will also be entitled to continued life, medical and dental coverage for the remaining term of the agreement or payment of an equivalent cash amount, adjusted for any federal or state income taxes that the executive has to pay on the cash amount. In the event of the executive’s involuntary termination of employment following a change in control during the remaining term of the agreement or resignation during the first year following a change in control, Messrs. Davis and Usera would be entitled to the payment of a sum equal to the greater of (i) three times and two and one-half times, respectively, the sum of: (A) their highest annual rate of base salary paid under these employment agreements, and (B) the greater of (x) the average annual cash bonus awarded to them during the three completed fiscal years prior to the termination, or (y) the cash bonus paid to the executives with respect to the fiscal year ended prior to the termination, or (ii) 299% and 250%, respectively, of the executives’ “base amount” as defined in the Internal Revenue Code. In addition, the executives will be entitled to continued life, medical and dental coverage for 36 months or payment of an equivalent cash amount. In the event payments to the executives include an “excess parachute payment” as defined in the Internal Revenue Code, payments under the employment agreements with Clay County Savings would be reduced in order to avoid this result. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Change-in-Control Agreements. Clay County Savings also entered into severance agreements with two other officers of Clay County Savings, which provide certain benefits in the event of a change in control of Clay County Savings or the Company. Each of the severance agreements provides for an initial term of 36 months, renewable annually. Commencing on each anniversary date, the Board of Directors may extend each change in control agreement for an additional year. The change-in-control agreements enable Clay County Savings to offer to designated officers certain protections against termination without cause in the event of a change in control (as defined in the agreements). These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and Clay County Savings may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.

Following a change in control of the Company or Clay County Savings, an officer is entitled to a payment under the change-in-control agreement if the officer’s employment is terminated during the term of such agreement other than for cause, disability, retirement or the officer’s death, or if the officer voluntarily terminates employment during the term of such agreement for “good reason,” defined to include a demotion, loss of title, office or significant authority, reduction in the officer’s annual compensation or benefits, relocation of the officer’s principal place of employment by more than 25 miles from its location immediately prior to the change in control, termination of the officer’s employment for disability or retirement not effected pursuant to a notice of termination under the agreement, or failure of the Company to obtain the assumption of the change-in-control agreements by any successor. In the event that an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, the officer will receive a cash payment of two times the officer’s “highest compensation”, defined as an amount equal to two times the sum of (A) the highest annual rate of base salary paid to the officer under the agreement and (B) the greater of (x) the average annual cash bonus paid for the three completed fiscal years prior to termination, or (y) the cash bonus paid for the fiscal year ended prior to the termination. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and any other insurance coverage offered by Clay County Savings for a period of 24 months from the date of termination, or payment of an equivalent cash amount, adjusted for any federal or state income taxes the officer has to pay on the cash amount. Notwithstanding any provision to the contrary in the change-in-control agreements, payments under the change-in-control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Employee Stock Ownership Plan and Trust. Clay County Savings has implemented an employee stock ownership plan. The employee stock ownership plan is a tax qualified defined contribution plan designed to invest primarily in the common stock of the Company. Full-time employees who are at least 18 years old with at least one year of employment with Clay County Savings are eligible to participate. The employee stock ownership plan trust has borrowed funds from the Company to purchase a number of shares equal to 8% of the common stock sold in the offering. The loan will be repaid principally from Clay County Savings’ discretionary contributions to the employee stock ownership plan over a period of up to 15 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

A participant’s interest in his account under the plan will fully vest upon 5 years of credited service and in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares committed to be released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock Option Plan. During the year ended September 30, 2004, the Company adopted, and the Company’s stockholders approved, the CCSB Financial Corp. 2004 Stock Option Plan (the “Stock Option Plan”). Under the Stock Option Plan, the Company may issue to Clay County Savings’ and the Company’s key employees and directors up to 97,865 options to acquire shares of the Company’s Common Stock. In 2004, options to purchase 92,500 shares were granted to key employees and directors at an exercise price of $15.95 per share, the fair market value of the underlying shares on the date of the award. During the fiscal year ended September 30, 2005, options to purchase 800 shares were forfeited as the result of an employee terminating employment. Options to purchase 200 shares expired prior to December 9, 2005, also the result of the employee’s termination of employment.

On August 17, 2005, the Compensation Committee of the Board of Directors of the Company approved an amendment to the terms of unvested options to purchase approximately 73,200 shares of common stock granted under the Company’s 2004 Stock Option Plan. The amendment accelerates the ability to exercise such options. Under the revised vesting schedule, for each individual awarded stock options, all non-qualified options became vested on December 1, 2005, and incentive options to purchase up to 6,269 shares of common stock will become vested each year beginning on December 1, 2005, until such time as all incentive options have vested. The revised vesting schedule caps the amount of incentive stock options to be vested in any given year to the amount permitted under the rules of the Internal Revenue Service. Based on the new vesting schedule, 51% (covering 47,036 shares) of all options awarded vested on December 1, 2005, 17% (covering 16,000 shares) will vest on December 1, 2006, 10% (covering 9,411 shares) will vest on December 1, 2007, and 1% (covering 753 shares) will vest on December 1, 2008.

The Stock Option Plan is administered by the Compensation Committee of the Company’s Board of Directors, composed of outside directors (the “Committee”). The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The Stock Option Plan provides for awards in the form of stock options, reload options (“Reload Options”), limited stock appreciation rights (“Limited Rights”) and dividend equivalent rights (“Dividend Equivalent Rights”). Stock options granted under the Stock Option Plan may be either “Incentive Stock Options” as defined under Section 422 of the Code or stock options not intended to qualify as such (“non-statutory stock options”). A Limited Right gives the option holder the right, upon a change in control of the Company or Clay County Savings, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary cash dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where (i) the dividend rate exceeds 200% of Clay County Savings’ weighted average cost of funds on interest-bearing liabilities for the current quarter and preceding three quarters, and (ii) the annualized aggregate dollar amount of the dividend exceeds Clay County Savings’ after-tax net income for the current quarter and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder’s withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

Pursuant to the Stock Option Plan, options to purchase 4,890 shares were granted to each non-employee director of the Company (5 persons), options to purchase 19,600 shares were granted to Mr. Usera, and options to purchase 24,450 shares were awarded to Mr. Davis. Options were also granted to two other executive officers. All such options were granted with an exercise price of $15.95 per share, the fair market value of the underlying shares on the date of the award.

There were no options granted to executive officers or during the fiscal year ended September 30, 2005. Set forth below is certain information concerning options outstanding to the named executive officer at September 30, 2005. No options were exercised by the named executive officer during the fiscal year ended September 30, 2005.

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired Upon Exercise	Value Realized	Number of Unexercised Options at Year-End	Value of Unexercised In- The-Money Options at Year-End (1)
			Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)
John R. Davis	—	$—	11,159 / 13,291	-0- / -0-

(1)	Based on a market value of $14.75 per share at September 30, 2005 and an exercise price of $15.95.

The Company does not have any equity compensation program that was not approved by stockholders other than its employee stock ownership plan.

Set forth below is certain information as of September 30, 2005 regarding equity compensation to directors, directors emeriti, executive officers and employees of the Company approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price		Number of securities remaining available for issuance under plans
Equity compensation plans approved by stockholders	129,995	(1)	$15.95	(2)	6,165	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	129,995	(1)	$15.95	(2)	6,165	(3)

(1)	Includes 38,295 shares of restricted stock awarded under the 2004 Recognition and Retention Plan, plus 91,700 options to purchase shares of Common Stock awarded under the 2004 Stock Option Plan.

(2)	Relates to 91,700 outstanding stock options.

(3)	Includes 851 shares of restricted stock available for future issuance under the 2004 Recognition and Retention Plan, and 5,365 options to purchase shares of Common Stock under the 2004 Stock Option Plan.

Recognition and Retention Plan. During the fiscal year ended September 30, 2004 the Company adopted, and the Company’s stockholders approved, the CCSB Financial Corp. 2004 Recognition and Retention Plan (the “Recognition Plan”). Under the Recognition Plan, 39,146 shares of Common Stock may be awarded to key employees and outside directors of the Company. Pursuant to the Recognition Plan, 1,880 shares of restricted stock were awarded to each non-employee director, 7,800 shares of restricted stock were awarded to Mr. Usera and 9,395 shares of restricted stock were awarded to Mr. Davis. Shares of restricted stock were also awarded to two other executive officers. The market value per share of the Common Stock was $15.95 on the date of the grant, and as of such date the aggregate value of the 1,880 shares awarded to each outside director was $29,986, the 7,800 shares awarded to Mr. Usera was $124,410 and the 9,395 shares awarded to Mr. Davis was $149,850. Such awards vest in equal installments at a rate of 20% per year beginning on December 1, 2004. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. The total value of such shares awarded to all executive officers and directors at September 30, 2005 was $517,651.

Transactions With Certain Related Persons

Federal law and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans, the principal balances of which exceeded $60,000 at any time since October 1, 2004, made by Clay County Savings to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations of the FDIC and the Office of Thrift Supervision.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the fiscal year ended September 30, 2005.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT AUDITORS

The Company’s independent auditors for the year ended September 30, 2005, were BKD, LLP. The Audit Committee of the Company has approved the engagement of BKD, LLP to be the Company’s auditors for the 2006 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of BKD, LLP for the Company’s fiscal year ending September 30, 2006. A representative of BKD, LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

The Company’s financial statements for the fiscal years ended September 30, 2002 and 2003, were audited by Michael Trokey & Company, P.C. (“Trokey”) and services were provided by Trokey through August 9, 2004 at which time the Audit Committee of the Company met and dismissed Trokey as the Company’s independent auditors and subsequently engaged BKD, LLP as the independent auditors for the fiscal year ended September 30, 2004.

The reports of Trokey on the financial statements for the fiscal years ended September 30, 2002 and 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal years ended September 30, 2002 and 2003, and through August 9, 2004, there were no disagreements with Trokey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Trokey would have caused Trokey to make reference thereto in its report on the Company’s financial statements. During the fiscal years ended September 30, 2002 and 2003, and through August 9, 2004, there were no reportable events (as set forth in Regulation S-B Item 304(a)(1)(iv)(B)) with Trokey.

During the fiscal years ended September 30, 2002 and 2003, and through August 9, 2004, the Company did not have any prior relationship with BKD, LLP. The Company did not consult with BKD, LLP regarding the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or the subject matter of a disagreement or reportable event with the former independent accountant (as set forth in Regulation S-B Item 304(a)(1)(iv)(B)).

Set forth below is certain information concerning aggregate fees billed for professional services rendered by BKD, LLP and Trokey during the fiscal years ended September 30, 2005 and 2004. No fees were billed by BKD, LLP during the 2004 fiscal year.

The aggregate fees included in the audit category were fees billed for the fiscal years for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the noted fiscal years.

	2005	2004
Audit Fees	$44,471	$69,195
Audit-Related Fees	$—	$—
Tax Fees	$8,460	$3,374
All Other Fees	$—	$—

Audit Fees. Audit fees of $44,471 in fiscal year 2005 and $69,195 in fiscal year 2004 were for professional services and expenses rendered for the audits of the consolidated financial statements of the Company, review of the financial statements included in the Company’s quarterly reports on Form 10-QSB and the internal controls attestation required under SEC regulations.

Audit-Related Fees. The Company did not incur any audit-related fees in fiscal year 2005 and 2004.

Tax Fees. Tax fees of $8,460 in fiscal year 2005 and $3,374 in fiscal year 2004 were for services related to preparation of tax returns, tax compliance and other tax matters.

All Other Fees. The Company did not incur any other fees in fiscal year 2005 and 2004.

The Audit Committee has considered whether the provision of non-audit services, which primarily relate to the preparation of tax returns and other tax services were compatible with maintaining BKD, LLP and Trokey’s independence. The Audit Committee concluded that performing such services did not affect BKD, LLP or Trokey’s independence in performing its function as auditor of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

All audit and non-audit services provided by the independent auditors performed in 2005 were pre-approved by the Audit Committee. In 2004, the Audit Committee adopted a policy requiring pre-approval of audit and non-audit services of the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the audit fees, audit related fees and other fees paid in 2004 were approved per the Audit Committee’s pre-approval policies (which had not been implemented at the time such fees were paid).

In order to ratify the selection of BKD, LLP as the auditors for the 2006 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BKD, LLP AS AUDITORS FOR THE 2006 FISCAL YEAR.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 1178 West Kansas, Liberty, Missouri 64068, no later than August 29, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in conjunction with the immediately preceding annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has not retained a proxy solicitation firm to assist the Company in the solicitation of proxies for the Annual Meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO DEBORAH A. JONES, SECRETARY, CCSB FINANCIAL CORP., 1178 WEST KANSAS, LIBERTY, MISSOURI 64068, OR CALL (816) 781-4500.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DEBORAH A. JONES
Corporate Secretary

Liberty, Missouri

December 27, 2005

REVOCABLE PROXY

CCSB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

February 2, 2006

The undersigned hereby appoints the official proxy committee consisting of the members of the Board of Directors of CCSB Financial Corp. who are not named as nominees below, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of CCSB Financial Corp. that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders to be held at CCSB Financial Corp.’s main office, located at 1178 West Kansas, Liberty, Missouri, on Thursday, February 2, 2006 at 10:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	VOTE WITHHELD	FOR ALL EXCEPT

1.      The election as directors of all nominees listed below (except as marked to the contrary below) each for a three-year term:

Keith A. Oberkrom

William J. Turpin

Mario Usera

INSTRUCTION: To withhold your vote for one or more individual nominees, mark “For All Except” and write the name of the nominee(s) in the space provided below.

	☐	☐	☐
___________________________________________________

	FOR	AGAINST	ABSTAIN

2. The ratification of the appointment of BKD, LLP as independent auditors for the fiscal year ending September 30, 2006.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of CCSB Financial Corp. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of CCSB Financial Corp. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from CCSB Financial Corp. prior to the execution of this proxy of notice of the annual meeting, a proxy statement dated December 27, 2005 and an Annual Report to Stockholders.

Dated:	☐ Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.